Exhibit 23.1     Madsen & Associates, CPA’s Inc. Certified Public Accountants

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1A (Amendment No. 3), of our report dated March 4, 2011, relating to the audited financial statements of Monarchy Resources, Inc., and to the reference to our Firm under the caption “Interest of Named Experts and Counsel” appearing in the Prospectus.

/s/b Madsen & Associates CPA’s, Inc.
Madsen & Associates CPA’s Inc.
Salt Lake City, Utah
October 31, 2011